UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2006

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2006, R. Douglas Norby resigned his position as Tessera’s Chief Financial Officer. February 1, 2006, Michael Forman was appointed Tessera’s Interim Chief Financial Officer. In connection with this appointment, Mr. Forman entered into a letter agreement pursuant to which Mr. Forman is entitled to severance payments of six months of his base salary and acceleration of six months of vesting of his stock options under certain circumstances. A copy of the letter agreement is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition

On February 1, 2006, Tessera Technologies, Inc. issued its fourth quarter 2005 and fiscal year end press release. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Letter Agreement between Tessera Technologies, Inc. and Michael Forman

99.2	Press Release dated February 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2006	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Michael Forman
	Name:	Michael Forman
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter Agreement between Tessera Technologies, Inc. and Michael Forman

99.2	Press Release dated February 1, 2006